Danaher Today
Diagnostics
Diagnostics
Dental
Dental
Life
Sciences
Life
Sciences
Environmental &
Applied Solutions
Environmental &
Applied Solutions
~$5.3B revenue
~$5.0B revenue
~$2.8B revenue
~$3.7B revenue
Building a multi-industry, science & technology company
All financial metrics shown reflect 2016 estimated (“2016E”) revenues from continuing operations.
Exhibit 99.1

Outstanding Portfolio –
Overview
Strong growth, free cash flow and earnings profile
ROW
7%
NA
40%
EU
24%
HGM
29%
Diagnostics
30%
Dental
16%
EAS
22%
By Business
By Geography
Life
Sciences
32%
All financial metrics based on 2016E unless otherwise indicated.
* 2016E Free Cash Flow expected to be ~$2.5B.
~55%
GROSS
MARGIN
Mid-teens
OPERATING
MARGIN
>100%
FREE CASH
FLOW* TO NET
INCOME
~$17B
REVENUE
Danaher Today
Increasing environmental, healthcare and food safety
regulatory requirements and changes
Improving standards of care in high growth markets (HGM)
Proliferation of digital trends
Outstanding brands
Large installed base
Business Characteristics
Market leading positions
Resilient business models
Strong Secular Growth Drivers
By Mix
Consumables
65%
Equipment
35%